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                                                                   EXHIBIT 10.62

                  AMENDED AND RESTATED STOCK APPRECIATION RIGHT


     THIS AMENDED AND RESTATED STOCK APPRECIATION RIGHT AGREEMENT ("AGREEMENT") is made as of this 8TH DAY OF MARCH, 1999, by and among TCI INTERNET SERVICES, INC., a Colorado corporation (the "INTERNET SERVICES"), TELE-COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), and LARRY E. ROMRELL ("GRANTEE"). Capitalized terms used herein and not otherwise defined are defined in paragraph 18 below.

     WHEREAS, Internet Services, the Company and Grantee have previously entered into a Stock Appreciation Rights Agreement, dated as of December 1, 1996, as amended (the "PRIOR SAR AGREEMENT");

     WHEREAS, as a result of certain corporate restructurings and other transactions which are occurring in connection with the consummation of the merger of a wholly owned subsidiary of AT&T Corp. ("AT&T") with and into the Company (the "MERGER"), TCI Internet Holdings Inc. ("HOLDINGS"), a Subsidiary of Internet Services, will become a member of the Company Group (as defined in the Company's certificate of incorporation);

     WHEREAS, Grantee has previously exercised stock appreciation rights granted to him under the Prior SAR Agreement with respect to six (6) of the ten (10) shares of Internet Services common stock to which he was entitled;

     WHEREAS, Grantee is entering into a Consulting Agreement, dated as of March 8, 1999, with the Company (the "CONSULTING AGREEMENT") pursuant to which Grantee will become a consultant to the Company; and

     WHEREAS, the parties desire to amend the Prior SAR Agreement to adjust for Grantee's prior exercises of stock appreciation rights thereunder, substitute for the remaining stock appreciation rights with respect to the common stock of Internet Services a stock appreciation right with respect to the securities and other assets held by Internet Services immediately prior to the Merger, provide for other appropriate adjustments reflecting certain changed circumstances resulting from the Merger (including, but not limited to, Grantee's becoming a consultant to the Company pursuant to the Consulting Agreement), and to restate the Prior SAR Agreement in its entirety in order to reflect such adjustments, amendments and other changes.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



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     1. GRANT OF STOCK APPRECIATION RIGHTS; TERM; RELEASE. (a) The Company
hereby grants to Grantee stock appreciation rights ("SARS") with respect four
(4) Share Units on the terms and subject to the conditions set forth herein. Subject to paragraph 2 and 3(b), the SARs shall be exercisable in whole at any time and in part from time to time during the period commencing on the date hereof and expiring at 5:00 p.m., Denver, Colorado time ("CLOSE OF BUSINESS") on the tenth anniversary of the Determination Date, or such earlier date as the SARs may be terminated pursuant to paragraph 6 or paragraph 9(a) (the "TERM").

        (b) The grant of SARs hereunder shall be deemed to be in substitution for and replacement of the stock appreciation rights with respect to the shares of common stock of Internet Services which were previously granted by Internet Services to Grantee, and the parties acknowledge and agree that such prior stock appreciation rights grant is hereby terminated and shall cease to be of any further force and effect. Grantee hereby irrevocably releases Internet Services and the Company from any and all obligations under the Prior SAR Agreement.

     2. CONDITIONS OF EXERCISE; VESTING. (a) Except as otherwise provided in paragraph 2(b) or in paragraph 9(a), (i) the SARs shall not be exercisable immediately, (ii) two (2) SARs will vest and become exercisable on February 1, 2000 and (iii) all unexercised SARs will vest and become exercisable on February 1, 2001.

        (b) Notwithstanding the foregoing, all then unexercised SARs (the "REMAINING SARS") shall become immediately exercisable if during the Term (i) Grantee's employment with the Company Group shall terminate by reason of (x) termination by the Company Group without Cause, (y) termination by Grantee for Good Reason or (z) Disability, (ii) Grantee's employment shall terminate pursuant to provisions of a written agreement, if any, between Grantee and the applicable member(s) of the Company Group which expressly permits Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time) or (iii) Grantee dies while employed by the Company Group; provided, however, that the parties acknowledge and agree that (x) termination of Grantee's consulting services other than pursuant to
Section 1(b)(i) of the Consulting Agreement shall be deemed to be a termination of employment by the Company without Cause for purposes of this Agreement and
(y) this Agreement shall not create any additional or further rights in the Company with respect to the termination of Grantee's consulting services, other than the rights specified in the Consulting Agreement. A change of employment is not a termination of employment within the meaning of this paragraph 2(b), provided that, after giving effect to such change, Grantee is an employee of, or becomes or continues to be a consultant to, any member of the Company Group.

     3. EXERCISE OF SARS. (a) SARs granted hereunder may be exercised by delivery to the Company of a written notice (the "EXERCISE NOTICE") specifying the whole number of SARs being exercised. The date upon which such notice is validly delivered to the Company shall be deemed to be the date of exercise of the SARs specified therein (the "EXERCISE DATE"). Upon the valid exercise of SARs, Grantee shall be entitled to receive from the Company, with respect to each SAR then being exercised, the excess of (x) the Per Share Unit Value as of the Exercise Date over (y) the Strike Price (such excess, the "CASH VALUE"). Upon a valid exercise of a SAR and payment in full by the



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Company of the Cash Value in respect thereof, such SAR shall be deemed canceled and will cease to be outstanding.

        (b) The minimum number of SARs which may be exercised at any time will be one (1).

        (c) If on the Exercise Date @Home is not a Public Company and the value of the @Home Common Stock is not otherwise established pursuant to Schedule 1, then, Grantee shall have the right to rescind an exercise of SARs prior to the Close of Business on the fifteenth (15th) day following the Exercise Date in the event that (i) Grantee has elected to determine the Per Share Unit Value through negotiation with the Company, (ii) Grantee and the Company have not agreed upon a Per Share Unit Value by such date and (iii) Grantee has not made a subsequent election to require that the Per Share Unit Value be determined by appraisal pursuant to paragraph 10(c) hereof. In addition, an exercise of SARs shall be deemed rescinded under the circumstances set forth in paragraph 10(b) hereof. In the event of any rescission of an exercise of SARs pursuant to this paragraph 3(c), Grantee shall not be permitted to again exercise SARs for a period of thirty (30) days following the date of such rescission.

        (d) In the event the Grantee elects to rescind his exercise of SARs in accordance herewith, such exercise shall be deemed rescinded ab initio and the future exercisability and vesting of those SARs whose exercise has been rescinded shall not be affected by such exercise and subsequent rescission, except as provided in the last sentence of paragraph 3(c) above.

     4. WITHHOLDING FOR TAXES. It shall be a condition precedent to any exercise of a SAR that Grantee make provision acceptable to the Company for the payment or withholding of any and all federal, state and local taxes required to be withheld by the Company to satisfy the tax liability associated with such exercise, as determined by the Company Board.

     5. DELIVERY BY THE COMPANY. (a) Subject to the withholding referred to in paragraph 4, the Company shall deliver or cause to be delivered to Grantee the Cash Value of the SARs then being exercised, with such amount being paid, at the Company's election, in (i) cash, (ii)(x) provided that the Company is then a Public Company and that the Company's common stock is then listed or traded on NASDAQ or a national securities exchange and is actively traded, shares of the Company's common stock (and if more than one series of such common stock is created with different voting rights, the series with the lower voting rights), or (y) shares of AT&T Class A Liberty Media Group Common Stock, $1.00 par value per share, or any successor class or series of AT&T's common stock which is intended to reflect the business and assets of the Company and which is listed or traded on NASDAQ or a national securities exchange and is actively traded ("COMPANY COMMON STOCK"), (iii) shares of any class or series of capital stock of any other Person, provided that shares of the same class and series of securities being so delivered are then listed or traded on NASDAQ or a national securities exchange and are actively traded ("OTHER STOCK"), or (iv) any combination of cash, Company Common Stock and Other Stock, as the Company may elect. It shall be a condition to the Company's right to deliver shares of Company Common Stock or Other Stock in satisfaction of its obligations hereunder that (i) (x) the issuance of such shares to Grantee shall have been




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registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on Form S-8 (or other appropriate form) and (y) such shares may be immediately sold in the market by Grantee (either pursuant to Rule 144 or a resale prospectus ) or (ii) such shares may be sold to Grantee without registration under the Securities Act and Grantee's immediate resale of such shares is not prohibited or otherwise restricted by the registration requirements of the Securities Act. If the Company elects to pay all or any portion of the Cash Value in shares of Company Common Stock or Other Stock, said shares shall be valued for such purpose at the most recent Closing Price thereof as of the date of delivery of such shares to Grantee. The payment of the Cash Value (in cash or by delivery of Company Common Stock or Other Stock) shall be made (i) if each of the Subject Companies is a Public Company, on the 10th day following the Exercise Date and (ii) if each of the Subject Companies is not a Public Company, on the 10th day following either (x) the date Grantee and the Company mutually agree as to the Agreed Per Share Unit Value or (y) the receipt by Grantee and the Company of notice pursuant to paragraph 10(c) of the final determination of the Appraised Per Share Unit Value (or on such other date as the parties may agree).

     6. EARLY TERMINATION OF SARS. Subject to the provisions of Section 2(b) hereof, unless otherwise determined by the Company Board in its sole discretion, the SARs shall terminate prior to the expiration of the ten-year period provided for in paragraph 1, as follows:

        (a) If Grantee's employment with the Company Group terminates other than
     (i) by Grantee with Good Reason, (ii) by reason of Grantee's death or Disability, (iii) with the written consent of the applicable member(s) of the Company Group, (iv) without such consent if such termination is pursuant to provisions of a written employment agreement, if any, between Grantee and the applicable member(s) of the Company Group which expressly permits Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time), or
     (v) by the Company Group with or without Cause, then the SARs shall terminate at the Close of Business on the first business day following the expiration of the 90-day period beginning on the date of termination of Grantee's employment;

        (b) If Grantee dies (i) while employed by the Company Group or (ii) prior to the expiration of a relevant period of time following termination of employment during which the SARs remain exercisable as provided in this paragraph 6, the SARs shall terminate at the Close of Business on the first business day following the expiration of the one-year period beginning on the date of death;

        (c) If Grantee's employment with the Company Group terminates by reason of Disability, then the SARs shall terminate at the Close of Business on the first business day following the expiration of the one-year period beginning on the date of termination of Grantee's employment;

        (d) If Grantee's employment with the Company Group is terminated by the Company Group for Cause, then the SARs shall terminate immediately upon such termination of Grantee's employment; and



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        (e) If Grantee terminates his employment with the Company Group (i) with
     Good Reason, (ii) with the written consent of the applicable member(s) of the Company Group or (iii) pursuant to provisions of a written employment agreement, if any, between Grantee and the applicable member(s) of the Company Group which expressly permits Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time), or if the Company Group terminates Grantee's employment with the Company Group without Cause, then the Term shall not terminate prior to the end of the ten-year period provided for in paragraph 1, except as otherwise provided for in paragraph 6(b) or 9(a).

     In any event in which the SARs remain exercisable for a period of time following the date of termination of Grantee's employment as provided above, such SARs may be exercised during such period of time only to the extent they were exercisable as provided in paragraph 2 or paragraph 9(a) on such date of termination of Grantee's employment (after giving effect to any acceleration provided for in paragraph 2(b)). A change of employment is not a termination of employment within the meaning of this paragraph 6, provided that, after giving effect to such change, Grantee is an employee of, or becomes or continues to be a consultant to, any member of the Company Group. Anything contained herein to the contrary notwithstanding, the SARs shall in any event terminate upon the expiration of the ten-year period provided for in paragraph 1, if not theretofore terminated.

     7. NONTRANSFERABILITY OF SARS. During Grantee's lifetime, the SARs are not and shall not be transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, the SARs shall be exercisable only by Grantee or Grantee's court appointed legal representative. Grantee may designate a beneficiary or beneficiaries to whom the SARs shall pass upon Grantee's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on the form annexed hereto as Exhibit A or such other form as may be prescribed by the Company Board, provided that no such designation shall be effective unless so filed prior to the death of Grantee. If no such designation is made or if the designated beneficiary does not survive Grantee's death, the SARs shall pass by will or the laws of descent and distribution. Following Grantee's death, the SARs, if otherwise exercisable, may be exercised by the person to whom the SARs pass according to the foregoing, and such person shall be deemed to be Grantee for purposes of any applicable provisions of this Agreement.

     8. NO SHAREHOLDER RIGHTS; NO GUARANTEE OF EMPLOYMENT; UNSECURED OBLIGATION.
(a) Grantee shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company by virtue of the SARs. The existence of this Agreement and Grantee's rights hereunder shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act.

        (b) Nothing contained in this Agreement, and no action by the Company or the Company Board with respect hereto, shall confer or be construed to confer on Grantee any right to continue in the employ of the Company Group or any member thereof or interfere in any way with the right of the Company or any employing member of the Company Group to terminate Grantee's




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employment at any time, with or without Cause, except as otherwise expressly provided in any written agreement between the applicable member(s) of the Company Group and Grantee.

        (c) The amount of cash payable at any time by the Company upon the valid exercise of SARs granted hereunder shall not in any way be reserved or held in trust by the Company. Grantee shall not have any rights against the Company in respect of payments of such amount of cash other than as the rights of an unsecured general creditor of the Company. The amount of cash payable upon the valid exercise of SARs hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and shall not in any manner be liable or subject to the debts, contracts, liabilities, engagements or torts of Grantee or of any designated beneficiary or personal representative.

     9. ACCELERATION; AUTOMATIC EXERCISE. (a) The Company Board may at any time in its sole discretion determine that the SARs shall become exercisable in full, without regard to paragraph 2, whether immediately, upon the occurrence of specified events, or otherwise. Without limiting the generality of the foregoing, in the event of any Board Change, Control Purchase or Approved Transaction that occurs with respect to the Company following the date hereof, the SARs shall become exercisable in full, without regard to paragraph 2, effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction, as applicable (or at such earlier time as the Company Board in its sole discretion may determine); provided, however, that to the extent not theretofore exercised the SARs shall terminate upon the first to occur of the consummation of the Approved Transaction or the expiration or early termination of the Term. Notwithstanding the foregoing, the Company Board may, in its discretion, determine that the SARs will not become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Company Board or the surviving or acquiring corporation, as the case may be, shall have taken or made effective provision for the taking of such action as in the opinion of the Company Board is equitable and appropriate to substitute new stock appreciation rights for the SARs evidenced by this Agreement (provided that no change in the Subject Companies or Subject Securities, as in effect immediately prior to such event, is made in connection with such substitution), or to assume this Agreement and the SARs evidenced hereby and in order to make such new or assumed stock appreciation rights, as nearly as may be practicable, equivalent to the SARs evidenced by this Agreement as then in effect (but before giving effect to any acceleration of the exercisability hereof unless otherwise determined by the Company Board).

        (b) Immediately prior to the termination of the SARs as provided in paragraph 6 above (other than pursuant to paragraph 6(d)), this paragraph 9, or the expiration of the Term, all Remaining SARs shall be deemed to have been exercised by Grantee and Grantee shall be deemed to have taken all actions required by paragraph 3(a) for a valid exercise of SARs.

     10. RESTRICTIONS IMPOSED BY LAW; AGREED PER SHARE UNIT VALUE; APPRAISAL PROCEDURES. (a) Grantee acknowledges that neither the SARs nor the interests evidenced thereby have been registered under the Securities Act and that neither the SARs nor such interests may be transferred in the absence of such registration or the availability of an exemption therefrom under the




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Securities Act or the rules and regulations of the Securities and Exchange
Commission promulgated thereunder. Neither the Company nor any other person shall have any obligation to register the SARs or the interests represented thereby, or any transfer of the SARs or the interests represented thereby, under the Securities Act, the Exchange Act or any other state or federal securities law.

        (b) Except as otherwise provided in Schedule 1 hereto, in the event that the Subject Securities of one or more of the Subject Companies are not Publicly Traded as of the Exercise Date (each such Subject Company whose Subject Securities are not Publicly Traded, a "PRIVATE ISSUER"), Grantee shall have the right to elect that portion of the Per Share Unit Value attributable to the securities of a Private Issuer (the "PRIVATE SHARES") be determined by appraisal as provided herein or to seek to negotiate a mutually acceptable Private Share Value in respect thereof with the Company; provided, that in the event Grantee and the Company are unable to agree upon all Private Share Values prior to the Close of Business on the fifteenth (15th) day following the Exercise Date, then Grantee shall have the further right (subject to the last sentence of paragraph 10(c) below), exercisable by written notice to the Company, to require that any Private Share Value as to which Grantee and the Company have not agreed be determined by appraisal as provided herein. In the event that @Home is a Private Issuer and Grantee and the Company have not agreed upon the Private Share Value of the @Home securities included in a Share Unit as of the Close of Business on such fifteenth (15th) day and the Grantee has not delivered notice requiring appraisal, the Grantee shall be deemed to have rescinded the exercise of SARs pursuant to paragraph 3 hereof. In the event that either or both of Sportsline or iVillage is a Private Issuer, Grantee shall have no right to rescind the exercise of the SARs, and instead shall be deemed to have delivered at the Close of Business on such fifteenth (15th) day notice requiring appraisal of such Private Shares. In the event that Grantee elects to seek to negotiate the Private Share Value with the Company, each party agrees to negotiate in good faith and use its commercially reasonable efforts to agree upon the Agreed Private Share Value. The parties acknowledge and agree that in connection with such negotiations the parties shall give due consideration to the determination of the Fair Market Value of each Private Issuer (as set forth in the definition thereof) and the number of shares of Private Issuer Common Stock outstanding (based upon the principles set forth in paragraph 10(c) hereof).

        (c) In the event Grantee elects to require that any Private Share Value be determined by appraisal, Grantee shall specify in the Exercise Notice or the subsequent written notice to the Company electing appraisal (or in a written notice to the Company following a deemed request for appraisal the identity of the Appraiser selected by Grantee to make the determination of the Fair Market Value of each Private Issuer (the "FIRST APPRAISER"). Within three (3) business days following receipt of such notice, the Company shall notify Grantee in writing as to the identity of the Appraiser selected by the Company (the "SECOND APPRAISER"). The Appraisers selected pursuant to this paragraph 10(c) shall make separate determinations of the Fair Market Value of each Private Issuer in accordance with the provisions of this paragraph 10(c), and Grantee and the Company shall each be entitled to a single Appraiser in respect of any exercise of SARs hereunder. The First Appraiser and the Second Appraiser shall each submit its determination of the Fair Market Value of each Private Issuer to Grantee and the Company within thirty (30) days of the date of selection of the Second Appraiser. If the respective determinations of the Fair Market Value of a Private Issuer by




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such Appraisers vary by less than 10% of the higher determination, then the Fair
Market Value of such Private Issuer shall be the average of the two determinations. If such determinations vary by 10% or more of the higher determination, the two Appraisers shall promptly designate a third Appraiser
(the "THIRD APPRAISER"). Neither Grantee nor the Company shall provide, and the First Appraiser and Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determination of the First
Appraiser and Second Appraiser or otherwise influence such Third Appraiser's determination. The Third Appraiser shall submit its determination of the Fair Market Value of such Private Issuer to Grantee and the Company within fifteen
(15) days of the date of its selection. The Fair Market Value of such Private Issuer shall be equal to the average of the two closest of the three determinations, provided, that, if the difference between the highest and middle determinations is no more than 105% and no less than 95% of the difference between the middle and lowest determinations, the Fair Market Value of such Private Issuer shall be equal to the middle determination. Following the determination of the Fair Market Value of each such Private Issuer, the Appraisers whose determinations were used in the calculation of the Fair Market Value of such Private Issuer shall determine the number of shares of Private Issuer Common Stock outstanding together with any further appropriate adjustments to the Fair Market Value of such Private Issuer resulting from such determination. The number of shares of Private Issuer Common Stock outstanding with respect to such Private Issuer shall mean a number, as determined by such Appraisers as of the applicable date, equal to the sum of the number of shares of Private Issuer Common Stock outstanding with respect to such Private Issuer and the number of shares of Private Issuer Common Stock issuable by such Private Issuer upon the conversion, exercise or exchange of those Convertible Securities the holders of which would derive an economic benefit from the conversion, exercise of exchange of such Convertible Securities which exceeds the economic benefits of not converting, exercising or exchanging such Convertible
Securities; provided, however, that shares of @Home Common Stock issuable upon the exercise of warrants to purchase @Home Common Stock issued by @Home to cable television operators, which warrants become exercisable only to the extent that such operator has upgraded its cable system or is distributing the @Home high speed internet access service over its cable plant and equipment, such warrants shall be deemed exercised only to the extent that such warrants are exercisable in accordance with their terms as of the applicable Exercise Date. The
Appraisers shall then calculate the value per share of Private Issuer Common Stock (the "APPRAISED PRIVATE SHARE VALUE") with respect to each Private Issuer for which appraisal was required, which shall be the quotient obtained by dividing the Fair Market Value of such Private Issuer by the number of shares of Private Issuer Common Stock of such Private Issuer outstanding or deemed outstanding; provided, that if such Appraisers do not agree on the number of shares of Private Issuer Common Stock outstanding, each Appraiser whose determination of the Fair Market Value of such Private Issuer is being used in the calculation of such Appraised Private Share Value shall determine the Appraised Private Share Value based upon its determination of the Fair Market Value of such Private Issuer and the number of shares of Private Issuer Common Stock of such Private Issuer outstanding, and the Appraised Private Share Value shall be the average of the quotients so obtained on the basis of the respective determinations of such firms. The Appraisers shall jointly notify the Company and Grantee in writing of their final determination of the Appraised Private Share Value as to each Private Issuer within five (5) days after the determination of the Fair Market Value of the last of the Private Issuers with respect to which appraisal is required. Grantee and the Company shall each pay the fees and expenses of his or its own Appraiser and one-half of the




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fees and expenses of the Third Appraiser, if any. Grantee acknowledges and agrees that he shall not be entitled to require an appraisal pursuant to this Agreement more than once in any 12 month period. In connection with any appraisal pursuant to this paragraph 10, the Company agrees that it shall use its commercially reasonable efforts to obtain and (subject to the recipient agreeing to customary confidentiality restrictions) make available to Grantee and any Appraiser, such financial and business information concerning such Private Issuer as is reasonably necessary to assist Grantee or such Appraisers in determining the Fair Market Value of such Private Issuer.

     11. NOTICE. Unless the Company notifies Grantee in writing of a change of address, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid and addressed as follows:

                          If to the Company:

                          Tele-Communications, Inc.
                          5619 DTC Parkway
                          Englewood, Colorado 80111
                          Attention:  General Counsel

Any notice or other communication by the Company to Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee's address as listed in the records of the Company on the date hereof, unless the Company has received written notification from Grantee of a change of address. Except as otherwise specifically provided herein, all notices and other communications hereunder, including without limitation any Exercise Notice, shall be effective when actually received.

     12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Colorado.

     13. CONSTRUCTION. References in this Agreement to "this Agreement" and the words "herein," "hereof," "hereunder" and similar terms refer to this Agreement, including all Exhibits and Schedules, as a whole, unless the context otherwise requires. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. All decisions of the Company Board upon questions regarding this Agreement shall be conclusive, so long as such decisions are otherwise made in accordance with this Agreement.

     14. DUPLICATE ORIGINALS. The Company and Grantee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

     15. ENTIRE AGREEMENT. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between or among the Company and Grantee, or any of them, with respect to the subject matter hereof. Each of the Company and Grantee hereby declares




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and represents that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between and among the parties hereto with respect to the SARs and supersedes and makes null and void any prior agreements between or among the Company and Grantee, or any of them, regarding the SARs.

     16. AMENDMENT. This Agreement may be amended, modified or supplemented by the Company, without the consent of the Grantee, (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein [or (ii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including, without limitation, any applicable federal or state securities laws]. Except as provided above, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

     17. DEFINITIONS. As used in this Agreement, the following terms have the corresponding meanings:

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such first Person.

         "AGREED PRIVATE SHARE VALUE" means the Fair Market Value of a share of Private Issuer Common Stock as of the Exercise Date, as agreed by the Company and Grantee pursuant to paragraph 10(b) hereof; provided, however, that to the extent the provisions of Schedule 1 are applicable to the valuation of Private Issuer Common Stock, the parties will be deemed to have mutually agreed upon the value established in accordance with Schedule 1 as of the Exercise Date.

         "APPRAISER" means, as of any date of selection, an investment banking firm of national reputation that is not affiliated with the Company or Grantee.

         "APPROVED TRANSACTION", when used with respect to the Company means any transaction in which the Company Board (or, if approval of the Company Board is not required as a matter of law, the stockholders of the Company) shall approve
(i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

         "@HOME" means At Home Corporation, a Delaware corporation, and shall include any successor thereto by merger, consolidation, sale of assets or similar transaction.

         "@HOME COMMON STOCK" means, collectively, the @Home Series A Common Stock, the @Home Series B Common Stock and the @Home Series K Common Stock.

         "@HOME SERIES A COMMON STOCK" means the Series A Common Stock, par value $.01 per share, of @Home.

         "@HOME SERIES B COMMON STOCK" means the Series B Common Stock, par value $.01 per share, of @Home.

         "@HOME SERIES K COMMON STOCK" means the Series K Common Stock, par value $.01 per share, of @Home.

         "BOARD CHANGE" means individuals who at the Effective Time constituted the entire Company Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         "CAUSE" has the meaning ascribed thereto in any employment or consulting agreement between Grantee and the applicable member of the Company Group, and in the absence of any such employment or consulting agreement shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind or the refusal to perform one's duties and responsibilities for any reason other than illness or incapacity, or negligence in the performance of any of one's material duties or responsibilities that continues after written notice from the Company, as determined in good faith by the Company Board; provided, however, that if such termination occurs within twelve (12) months after an Approved Transaction, Control Purchase or Board Change occurs with respect to the Company following the date hereof, then "CAUSE" shall mean only a felony conviction for fraud, misappropriation or embezzlement.

         "CLOSING PRICE" of a share of any class or series of capital stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such class or series of capital stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or if such class or series of capital stock is listed on an exchange, on the principal exchange on which the shares are listed. If for any day the Closing Price of a share of such class or series of capital stock is not determinable by any of the foregoing means, then the Closing Price for such day shall be determined in good faith by the Company's Board of Directors on the basis of such quotations and other considerations as such Board deems appropriate

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

         "COMPANY BOARD" means the Board of Directors of the Company.

         "COMPANY GROUP" means the Company and its Subsidiaries, collectively, or the applicable of the Company or a Subsidiary of the Company, as the context may require.

         "CONTROL" (including its correlative meanings "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

         "CONTROL PURCHASE" means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Company Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company, or any Controlling Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Company Board. For purposes of this definition, "Controlling Person" means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of December 31, 1996, (b) the respective family members, estates and heirs of
(i) Bob Magness and (ii) each of the persons referred to in clause (a) above, and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs and (c) Kearns-Tribune Corporation, a Delaware corporation. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person.

         "CONTROLLED AFFILIATE" of any Person shall be any other Person which is Controlled by such Person.

         "CONVERTIBLE SECURITIES" means any or all options, warrants, securities or rights which are convertible into or exercisable or exchangeable for Private Issuer Common Stock or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Private Issuer

Common Stock; provided, that any Private Issuer Common Stock which is convertible at the option of the holder into another class or series of common stock of such Private Issuer which is different from such Private Issuer Common Stock only in that the holder of such other class or series of common stock is entitled to a lesser number of votes (and other differences related thereto) shall not be deemed a Convertible Security.

         "DETERMINATION DATE" means February 1, 1996.

         "DISABILITY" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that (a) can be expected to result in death or (b) has lasted or can be expected to last for a continuous period of not less than 12 months.

         "DOMESTIC RELATIONS ORDER" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder. References to any specific section of the Exchange Act or rule thereunder shall include any successor section or rule.

         "FAIR MARKET VALUE" means, as of the Exercise Date, the fair market value of a Private Issuer on a going concern (whether as a sale of stock or assets) or liquidation basis (whichever method would yield the highest valuation). The Fair Market Value of a Private Issuer on a going concern basis shall take into account such considerations (including, but not limited to, tax considerations which are specific to a sale of assets versus a sale of stock) as would customarily affect the price at which a willing seller would sell and a willing buyer would buy a comparable business as a going concern in an arm's length transaction. The Fair Market Value of a Private Issuer on a liquidation basis shall take into account tax liabilities that would be incurred on liquidation assuming the most tax efficient and practical plan of liquidation reasonably available. In determining the Fair Market Value of a Private Issuer, the parties or the Appraisers shall not assume any premium with respect to the ownership of a controlling interest or any discount with respect to the ownership of a minority interest.

         "GOOD REASON" means the occurrence of any of the following prior to any termination of employment by Grantee:

         (i) any reduction in Grantee's annual rate of salary (other than a reduction to which Grantee consents);

         (ii) a failure by the Company to continue in effect any employee benefit plan in which Grantee was participating, or the taking of any action by the Company that would adversely affect Grantee's participation in, or materially reduce Grantee's benefits under, any such employee benefit plan, unless such failure or such taking of any action adversely affects the senior members of the corporate management of the Company (as applicable) generally;

         (iii) the assignment to Grantee of duties and responsibilities that are materially more oppressive or onerous than those attendant to Grantee's position on the date hereof;

         (iv) the relocation of the office location as assigned to Grantee by the Company to a location more than 20 miles from Grantee's current location without Grantee's consent; or

         (v) the failure of the Company to obtain, prior to the time of any reorganization, merger, consolidation, disposition of all or substantially all of the assets of the Company or similar transaction effective after the date hereof, in which the Company is not the surviving person, the unconditional assumption in writing or by operation of law of the Company's obligations to Grantee under this Agreement by each direct successor to the Company in any such transaction.

         "iVILLAGE" means iVillage, Inc.

         "iVILLAGE COMMON STOCK" means the common stock of iVillage.

         "NASDAQ" means the Nasdaq Stock Market.

         "OTHER SARS" means the stock appreciation rights relating to the Share Units granted pursuant to certain Stock Appreciation Right Agreements dated as of the date hereof among Internet Services, the Company and the grantee named therein, respectively.

         "PER SHARE UNIT VALUE" means the sum of (i) as to each Subject Security which is Publicly Traded as of the Exercise Date, (x) the Closing Price of each such Subject Security as of the Exercise Date multiplied by the number of issued and outstanding shares of such Subject Security included in a Share Unit, plus
(y) as to each Subject Security which is a Convertible Security, an amount equal to the difference between the Closing Price of the Subject Security into which such Convertible Security is convertible, exercisable or exchangeable and the strike price, option exercise price or other consideration payable upon the conversion, exercise or exchange of such Convertible Security, multiplied by the number of Subject Securities issuable upon the conversion, exercise or exchange of such Convertible Security, and (ii) as to each Subject Company which is a Private Issuer as of the Exercise Date, an amount equal to the Private Share Value of each applicable Subject Security multiplied by the number shares of such Subject Security included in a Share Unit.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

         "PRIVATE ISSUER COMMON STOCK" means the Subject Securities of any Subject Company which is a Private Issuer.

         "PRIVATE SHARE VALUE" means the Agreed Private Share Value or the Appraised Private Share Value.

         "PUBLIC COMPANY" means a person the common equity securities of which are registered under Section 12(b) or 12(g) of the Exchange Act and which common equity securities are listed for trading on the New York Stock Exchange or the NASDAQ National Market.

         "PUBLICLY TRADED" means, with respect to any Subject Security, that the class or series of shares which include the Subject Securities (or any Convertible Securities which are convertible into or exercisable or exchangeable for such Subject Securities) are listed or traded on The NASDAQ Stock Market or other national securities exchange and are actively traded.

         "SHARE UNIT" means a unit initially consisting of shares of the Subject Companies, as specified in Schedule 1 hereto, as such Subject Securities may hereafter be adjusted in accordance with the provisions of Schedule 1.

         "SPORTSLINE" means Sportsline, Inc.

         "SPORTSLINE COMMON STOCK" means the common stock of Sportsline.

         "STRIKE PRICE" means $29,170 per SAR, plus an interest factor of 6% per annum on such amount from the Determination Date hereof to the date of exercise (calculated on the basis of a 365- day year and actual days elapsed).

         "SUBJECT COMPANIES" means, collectively, @Home, iVillage and Sportsline, unless and until such Subject Companies are changed in accordance with Schedule 1.

         "SUBJECT SECURITIES" means, collectively, the @Home Series A Common Stock, the iVillage Common Stock and the Sportsline Common Stock, unless and until such Subject Securities are changed in accordance with Schedule 1 hereto.

         "SUBSIDIARY", when used with respect to the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company or any business entity in which the Company owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

      18 RULES BY COMPANY BOARD. The rights of Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Company Board may adopt from time to time hereafter.

         IN WITNESS WHEREOF, the Company, Internet Services and Grantee have caused this Agreement to be duly executed and delivered as of the date first written above.



ATTEST:                             TELE-COMMUNICATIONS, INC.



                                    By:
-----------------------------          ---------------------------------------
Assistant Secretary                    Name:
                                       Title:




                                    TCI INTERNET SERVICES, INC.



                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:




                                    ------------------------------------------
                                                   Larry E. Romrell

                                                          Exhibit A to Agreement
                                                       dated as of March 8, 1999



                            TELE-COMMUNICATIONS, INC

                            STOCK APPRECIATION RIGHT


                           DESIGNATION OF BENEFICIARY


         I, ___________________________________________ (the "GRANTEE"), hereby declare that upon my death __________________________________________ (the
"BENEFICIARY") of                             Name
______________________________________________________________________, who is
   Street Address              City            State        Zip Code
my _________________________________________________, shall be entitled to the
         Relationship to Grantee

stock appreciation rights and all other rights accorded Grantee by the above-referenced grant agreement (the "AGREEMENT").

         It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary's survival of Grantee's death. If any such condition is not satisfied, such rights shall devolve according to Grantee's will or the laws of descent and distribution.

         All prior designations of beneficiary under the Prior SAR Agreement and this Agreement are hereby revoked. This Designation of Beneficiary may only be revoked in writing, signed by Grantee, and filed with Tele-Communications, Inc. prior to Grantee's death.





-------------------------------          ------------------------------------
          Date                                  Grantee

                                                                      SCHEDULE 1


I.       Each Share Unit will initially consist of the following securities:

                  Subject Security                                 No. of Shares
                  ----------------                                 -------------

         (i)      @Home Series A Common Stock                           46,460

         (ii)     Sportsline Common Stock                              533.333

         (iii)    iVillage Common Stock                                715.256

II. If after the date hereof any Subject Company pays a dividend or makes a distribution on its Subject Securities consisting of capital stock or other securities of such Subject Company or capital stock or other securities of any other Person ("OTHER SECURITIES"), then each outstanding Share Unit shall be adjusted to include therein the amount of Other Securities which a holder of such number of shares of Subject Securities immediately prior to the record date for such dividend or distribution would have received as a result of such dividend or distribution, and such Other Securities shall thereafter become Subject Securities for purposes of this Agreement and the issuer of such Other Securities (if not already a Subject Company), shall thereafter be and become a Subject Company for purposes of this Agreement.

III. The number of shares of each Subject Security in each Share Unit shall be appropriately adjusted to reflect the effects of any stock split, reverse split, stock dividend, reclassification or other event affecting outstanding shares of such Subject Security; provided, that the number of shares of iVillage Common Stock listed above assumes a 3 for 1 reverse split which is anticipated to occur prior to iVillage's initial public offering, and such number of shares shall not be further adjusted in connection with such reverse split, and shall be appropriately re-adjusted in the event such reverse split does not occur.

IV. In the event of any dividend or distribution by a Subject Company to all holders of Subject Securities of any rights, warrants or other securities, the amount and type of Subject Securities included in a Share Unit shall be adjusted to include any such rights, warrants or other securities which a holder of such number of shares of Subject Securities on the record or effective date for such dividend or distribution would have been entitled to receive as a result of such dividend or distribution, and the Subject Securities included in such Share Unit shall, upon expiration or termination of such rights, warrants or other securities, be re-adjusted to reflect such subsequent expiration or termination of such rights, warrants or other securities.

V. In the event any dividend or other distribution is paid or made in cash or other property (other than securities) on or in respect of a Subject Security, the amount of such cash or other property receivable in respect of such Subject Security shall be included in and become part of such Share Unit.

VI. In the event of any merger, consolidation, binding share exchange, sale of all or substantially all assets or other fundamental corporate transaction affecting any Subject Company, the applicable Subject Company and the Subject Securities included in each outstanding Share Unit will be adjusted following such occurrence by substituting for the affected Subject Company the successor by merger (or purchaser of assets) to such Subject Company, and thereafter such Share Unit will include therein as the Subject Securities of such successor Subject Company, the securities, cash or other property which a holder of such number of shares of Subject Securities immediately prior to the effectiveness of such merger or other transaction would have received as a result of such merger or other transaction. In the event that @Home ceases to be a Public Company as a result of any such merger or other business combination in which the holders of @Home Common Stock receive securities which are not Publicly Traded, the @Home Common Stock included in the Share Units shall be deemed to have been sold for an amount in cash equal to the Closing Price of the @Home Common Stock immediately prior to the effectiveness of such merger or other transaction, multiplied by the number of shares of @Home Common Stock included in such Share Unit, and the securities so received in respect thereof shall not become Subject Securities; to the extent that a holder of @Home Common Stock receives cash, Publicly Traded securities and/or securities which are not Publicly Traded, each share of @Home Common Stock will be deemed to have been sold for cash at such Closing Price, and the consideration received appropriately allocated among such components, with the securities which are not publicly traded being deemed sold for the cash component attributable thereto, and such securities shall not become Subject Securities.

                  In the event that Liberty Media Corporation ("Liberty") sells (other than in a merger or other transaction affecting all stockholders of such Subject Company) (a "Liberty Sale") all or a portion of (i) the 2,861 shares of iVillage Common Stock held by it on the date hereof (as adjusted for the anticipated stock split) or (ii) the 2,133 shares of Sportsline Common Stock held by it on the date hereof (in each case, as such amount may be adjusted for stock splits, stock dividends and the like occurring after the date hereof (other than the iVillage Common Stock stock split referred to above), then if the proceeds of such sale consist of: (x) cash, then such cash shall be included in the Share Unit in respect of the Subject Securities sold; (y) securities which are Publicly Traded, such securities shall become Subject Securities in substitution for the Subject Securities so disposed of; and (z) securities which are not Publicly Traded, then the Subject Securities so disposed of shall be valued at the Closing Price thereof on the date immediately prior to such Liberty Sale, and such Subject Securities shall be deemed to have been sold for an amount of cash equal to the number of shares sold multiplied by such Closing Price, and the securities received in such Liberty Sale shall not become Subject Securities.

                  Any sale of @Home Common Stock by TCI, AT&T or their respective affiliates (other than Liberty), after the date hereof shall not result in any adjustment to the Subject Securities.

                  Any cash, substitute securities or other consideration received in respect of the Subject Securities shall be allocated pro rata among the remaining Share Units.

VII. Any cash or other property received (or deemed to be received) in respect of a Subject Security (whether in connection with a merger or other fundamental corporate transaction affecting such Subject Company, upon the sale of iVillage Common Stock or Sportsline Common Stock by Liberty, as a dividend, interest payment or other distribution on such Subject Security, or otherwise), shall be and become a part of the Share Unit. Any cash so received shall accrue interest thereon at the rate of 6% per annum from the date of payment until the date of payment of the Cash Value in respect of such Share Unit.

VIII. The adjustments contemplated by this Schedule 1 shall be made (i) successively whenever any event listed above shall occur and (ii) without duplication. For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision or combination, the adjustment shall become effective immediately after the effective date of the subdivision or combination.